Exhibit 99.1

Polymer Group, Inc.

9335 Harris Corners Pkwy.

Suite 300

Charlotte, NC 28269

www.polymergroupinc.com

704-697-5100

Polymer Group, Inc. Announces Proposed Public Offering of Class A

Common Stock and Intent to List on NYSE

For Immediate Release

November 5, 2007

Charlotte, N.C. — Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) announced today that the company, and selling stockholders consisting primarily MatlinPatterson Global Opportunities Partners, L.P. and certain of its affiliates, propose to sell 5,455,000 shares of the Company’s Class A Common Stock, consisting of 3,636,000 shares proposed to be sold by the company and 1,819,000 shares to be sold by the selling shareholders.

Polymer Group will not receive any proceeds from the sale of the shares by the selling stockholders.  The company intends to use the proceeds of the shares sold by the company to repay debt under its existing senior secured credit facility.

Additionally, the company announced that upon the pricing of the offering, it expects that its Class A Common Stock will be listed on the New York Stock Exchange and will trade under the ticker symbol “PGO.”

The offering is being made through an underwriting syndicate led by J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc.  The other co-managing underwriters are Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated and KeyBanc Capital Markets Inc.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the preliminary prospectus relating to this offering may be obtained from either J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 (Tel: 718-242-8002) or Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220 (Tel: 718-765-6732).

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 19 manufacturing and converting facilities in 9 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; achievement of objectives for strategic acquisitions and dispositions; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes in selling prices to customers which are based, by contract, on changes to an underlying index; inability to achieve successful start-up of new production lines; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Dennis Norman

Vice President — Strategic Planning & Communication

                (704) 697-5186

                normand@pginw.com